Item 27 Exhibit (h) i d 1.

PARTICIPATION AGREEMENT

among

MML SERIES INVESTMENT FUND II

and

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

and

MML BAY STATE LIFE INSURANCE COMPANY

and

C. M. LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into as of this 17th day of November, 2005, by and among Massachusetts Mutual Life Insurance Company (“MassMutual”), MML Bay State Life Insurance Company and C.M. Life Insurance Company (each a “Company” and together, the “Companies”), each on their own behalf and on behalf of each segregated asset account of each Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”); and MML Series Investment Fund II (“MML Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts.

RECITALS

WHEREAS, MML Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the “Variable Insurance Products”) to be offered by the Companies; and

WHEREAS, the beneficial interest in MML Trust is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a “Fund”); and

WHEREAS, MML Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and its shares are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, MassMutual is duly registered as an investment adviser under the Investment Advisers Act of 1940 Act (“Advisers Act”) and any applicable state securities law; and

WHEREAS, the variable life insurance and/or variable annuity products (“Contracts”) have been or will be registered by the Company under the 1933 Act, unless such Contracts are exempt from registration thereunder; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company desires to purchase shares in MML Trust on behalf of each Account to fund certain of the aforesaid Contracts; and

WHEREAS, the MML Trust is authorized to sell shares of the Funds to each Account at net asset value;

AGREEMENT

NOW, THEREFORE, in consideration of their mutual promises, each Company and MML Trust agree as follows:

ARTICLE A. Form of Agreement

Although the parties have executed this Agreement in the form of a Master Participation Agreement for administrative convenience, this Agreement shall create a separate participation agreement for Fund, as though the Company, the MML Trust and MassMutual had executed a separate, identical form of participation agreement with each Fund. No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fund.

ARTICLE I. Sale of VIP MML Trust Shares

1.1. The MML Trust agrees to sell to each Account those shares of MML Trust which the Company orders on behalf of each Account, executing such orders on a daily basis at the net asset value next computed after receipt by MML Trust or its designee of the order for the shares of MML Trust. For purposes of this Section 1.1, the Company shall be the designee of MML Trust for receipt of such orders attributable to the Contracts from and receipt by such designee shall constitute receipt by MML Trust provided that MML Trust receives notice of such order by 10:00 a.m. Eastern time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which MML Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2. MML Trust agrees to make its shares available indefinitely for purchase at the applicable net asset value per share on those days on which MML Trust calculates its net asset value pursuant to rules of the SEC and MML Trust shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of MML Trust (the “Board”) may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

1.3. MML Trust and MassMutual agree that shares of MML Trust will be sold directly or indirectly only to the Companies and their separate accounts. No shares of any Fund will be sold to the general public.

1.4. MML Trust will not sell Fund shares directly or indirectly to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, and VII of Article II of this Agreement is in effect to govern such sales.

1.5. MML Trust agrees to redeem for cash, on the Company’s request, any full or fractional shares of a Fund, executing such requests on a daily basis at the net asset value next computed after receipt by MML Trust or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of MML Trust for receipt of requests for redemption attributable to the Contracts and receipt by such designee shall constitute receipt by MML Trust; provided that MML Trust receives notice of such request for redemption in accordance with the procedures in Section 1.1. Redemptions may be made in kind only with the written consent of all parties hereto.

1.6. The Company and MML Trust agree that purchases and redemptions of Fund shares offered by the then current prospectus of MML Trust shall be made in accordance with the provisions of such prospectus. Without limiting the foregoing, the Company represents and warrants that all purchase and redemption orders it places under Sections 1.1 and 1.5 shall result solely from Contract Owner transactions fully received and recorded by the Company before the time as of which each applicable Fund net asset value was calculated

1.7. The Company shall pay for MML Trust shares on the next Business Day after an order to purchase MML Trust shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Sections 2.7, upon receipt by MML Trust of the federal funds wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of MML Trust.

1.8. Issuance and transfer of Fund shares will be by book entry only. Stock certificates will not be issued to the Company. Shares ordered from MML Trust will be recorded in an appropriate title for each Account.

1.9. MML Trust shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company, as agent for each Account, of any income, dividends or capital gain distributions payable on Fund shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. MML Trust shall notify the Company, as agent for each Account, of the number of shares so issued as payment of such dividends and distributions.

1.10. MML Trust shall make the net asset value per share for each Fund available to the Company, as agent for each Account, on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.

ARTICLE II. Representations and Warranties

2.1. Each Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from registration thereunder; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. Each Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable state insurance laws and that each Account is either registered or exempt from registration as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

2.2. MML Trust represents and warrants that MML Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Massachusetts and all applicable federal and state securities laws and that MML Trust is and shall remain registered under the 1940 Act. MML Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. MML Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by MML Trust.

2.3. MML Trust represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the “Code”) and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.4. Each Company represents that the Contracts are currently treated as endowment, life insurance or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify MML Trust and MassMutual immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5. MML Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states, MML Trust and MassMutual represent that their respective operations are and shall at all times remain in material compliance with the laws of the Commonwealth of Massachusetts to the extent required to perform this Agreement.

2.6. MML Trust represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.7. MassMutual represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for MML Trust in compliance in all material respects with the laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws.

2.8. MML Trust and MassMutual represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of MML Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of MML Trust in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9. Each Company represents and warrants that all of its respective directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of MML Trust are covered by a blanket fidelity bond or similar coverage for the benefit of MML Trust, in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10. Each Company represents and warrants that it will use its best efforts to discourage market timing and other excessive or disruptive trading activity by third parties with power to act on behalf of multiple Contract owners and by individual Contract owners. Each Company further represents and warrants that it will use reasonable efforts to ensure, to the extent possible, that any annuity contract forms or variable life insurance policy forms not in use at the time of execution of this Agreement, but added to in the future will contain language reserving to the Company the right to refuse to accept instructions from persons that engage in market timing or other excessive or disruptive trading activity.

2.11. Each Company represents and warrants that it has, and will maintain, in place policies, procedures and internal controls that are reasonably designed to comply with all applicable anti-money laundering laws and regulations, including provisions of the USA PATRIOT Act of 2001 and the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control.

ARTICLE III. Proxy Statements; Voting

3.1 MML Trust shall provide each Company with as many printed copies of its current prospectus and Statement of Additional Information as each Company may reasonably request. If requested by a Company in lieu thereof, MML Trust shall provide an electronic file in a mutually agreeable format containing MML Trust’s prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for MML Trust is amended during the year) to have the prospectus, private offering memorandum or other disclosure document (“Disclosure Document”) for the Contracts, and MML Trust’s prospectus printed together in one document, and to have the Statements of Additional Information for MML Trust and the Contracts printed together in one document. Alternatively, a Company may print MML Trust’s prospectus and/or its Statement of Additional Information in combination with other fund companies’ prospectuses and Statements of Additional Information. Except as provided in the following three sentences, all expenses of printing and distributing MML Trust prospectuses and Statements of Additional Information shall be the expense of the Company. For MML Trust prospectuses and Statements of Additional Information provided by a Company to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by MML Trust.

3.2. Each Company agrees to provide MML Trust or its designee with such information as may be reasonably requested by MML Trust to assure that MML Trust’s expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.

3.3. MML Trust’s prospectus shall state that the Statement of Additional Information for MML Trust is available from MML Trust.

3.4. MML Trust, at its expense, shall provide the Company with printable electronic copies of its reports to shareholders as soon as practicable after the financial statements are approved, to enable the Company to distribute these reports to Contract owners in a timely manner as required by the 1940 Act.

3.5. If and to the extent required by law the Company shall:

(i)	solicit voting instructions for MML Trust proxy statements from Contract owners;

(ii)	vote MML Trust shares in accordance with instructions received from Contract owners; and

(iii)	vote MML Trust shares for which no instructions have been received in a particular separate account in the same proportion as MML Trust shares of such portfolio for which instructions have been received in that separate account, so long as, and to the extent that, the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.

Each Company reserves the right to vote MML Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

3.6. MML Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular MML Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although MML Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, MML Trust will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. Disclosure Documents, Sales Material and Information

4.1. Each Company shall not give any information or make any representations or statements on behalf of MML Trust concerning MML Trust in connection with the sale of the Contracts or any investment in shares, other than the information or representations contained in the registration statement or prospectus for MML Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for MML Trust, or in sales literature or other promotional material approved by MML Trust or its designee, except with the permission of MML Trust or the MML Trust’s designee.

4.2. MML Trust shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account or the Contracts other than the information or representations contained in a Disclosure Document for the Contracts or as such

Disclosure Document(s) may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.3. MML Trust will provide to the Companies at least one complete copy of all Disclosure Documents, shareholder reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to MML Trust or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities. MML Trust will use best efforts to provide the Companies with copies of its annual and semi-annual reports to shareholders in sufficient time for the Companies to be able to comply with Rule 30e-2 under the 1940 Act.

4.4. “Disclosure Documents” refers to any SEC registration statement, including any prospectus or Statement of Additional Information, any private offering memorandum or other disclosure documents used by the Company or MML Trust to solicit investors. The phrase “sales literature or other promotional material” includes, but is not limited to, any of the following that refer to the Company, a Contract, the MML Trust or any of their affiliates: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings) or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, shareholder reports and proxy materials.

ARTICLE V. Fees and Expenses

5.1. MML Trust shall pay no fee or other compensation to the Company under this agreement, except if MML Trust or any Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses.

5.2. All expenses incident to performance by MML Trust under this Agreement shall be paid by MML Trust. MML Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by MML Trust, in accordance with applicable state laws prior to their sale. MML Trust shall bear the expenses for the cost of registration and qualification of MML Trust’s shares, preparation and filing of MML Trust’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of MML Trust’s shares. MML Trust shall not be responsible for the costs of printing or distributing any materials to Contract owners, except as provided in Section 5.3 below.

5.3. Each Company shall bear the expenses of distributing all Disclosure Documents (including without limitation MML Trust Disclosure Documents) and MML Trust’s shareholder reports, to owners of Contracts issued by the Company, to the extent such distribution is required by applicable law. Notwithstanding the above, if MML Trust has more than six supplements to its prospectus in any given calendar year, MML Trust shall bear the expenses of distributing any such supplements. Unless as otherwise required by applicable law or as agreed upon between each Company and MML Trust, supplements shall be distributed in a reasonable period of time. To the extent allowed by applicable law and/or approved by the Board of Trustees of MML Trust, MML Trust shall bear the costs of soliciting MML Trust proxies from Contract owners, including the costs of mailing proxy materials and tabulating proxy voting instructions, not to exceed the costs charged by any service provider engaged by MML Trust for this purpose. MML Trust and MassMutual shall not be responsible for the costs of any proxy solicitations other than proxies sponsored by MML Trust.

ARTICLE VI. Diversification

6.1. MML Trust will at all times invest money from the Contracts in such a manner as to enable the Contracts to be treated as variable contracts under the Code and the regulations issued thereunder, assuming that the Company complies with Section 6.2 below. Without limiting the scope of the foregoing, MML Trust will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the investment diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Section 6.1 by MML Trust, it will take all reasonable steps to: (a) notify Company of such breach; and (b) adequately diversify affected Fund(s) so as to achieve compliance within the grace period afforded by Regulation 1.817-5. MML Trust will provide to the Companies the results of its diversification testing on a periodic basis.

6.2 Each Company will at all times ensure that the Contracts and Accounts remain eligible to “look-through” the Accounts to the Fund portfolios for purposes of investment diversification under Section 817(h) of the Code and Regulation 1.817-5 thereunder. In the event of a breach of this Section 6.2, the Company will take all reasonable steps to: (a) notify MML Trust of such breach; and (b) remedy the breach so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

ARTICLE VII. Potential Conflicts

7.1. The MML Trust Board will monitor MML Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing directly or indirectly in MML Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The MML Trust Board shall promptly inform each Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2. Each Company will report any potential or existing conflicts of which it is aware to the MML Trust Board. The Company will assist the MML Trust Board in carrying out its responsibilities under applicable provisions of the 1940 Act, including, among others, Rule 6e-3(t)(b)(15), by providing the MML Trust Board with all information reasonably necessary for the MML Trust Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the MML Trust Board whenever contract owner voting instructions are disregarded.

7.3. If it is determined by a majority of the MML Trust Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, each Company shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from MML Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of MML Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more of the Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4. If a material irreconcilable conflict arises because of a decision by a Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at MML Trust’s election, to withdraw the affected Account’s investment in MML Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the MML Trust Board. Any such withdrawal and termination must take place within six (6) months after MML Trust gives written notice that this provision is being implemented, and until the end of that six-month period MML Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of MML Trust.

7.5. If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to a Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in MML Trust and terminate this Agreement with respect to such Account within six (6) months after the MML Trust Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the MML Trust Board. Until the end of the foregoing six-month period, MML Trust shall continue to accept and implement orders by the Company, on behalf of MML Trust, for the purchase (and redemption) of shares of MML Trust.

7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the MML Trust Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will MML Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the MML Trust Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in MML Trust and terminate this Agreement within six (6) months after the MML Trust Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the MML Trust Board.

7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding on terms and conditions materially different from those contained in those rules currently then: (a) MML Trust and/or the Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

8.1. Indemnification By The Company

8.1(a). Each Company agrees to indemnify and hold harmless MML Trust, each member of the MML Trust Board, and MML Trust officers and each person, if any, who controls MML Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, MML Trust’s shares or the Contracts and:

(i)	arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Disclosure Documents for the Contracts, or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of MML Trust for use in any Disclosure Document relating to the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or MML Trust shares; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of MML Trust not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or MML Trust shares; or

(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature of MML Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to MML Trust by or on behalf of the Company; or

(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

8.1(b). Each Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any party to this Agreement, whichever is applicable.

8.1(c). Each Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d). The Indemnified Parties will promptly notify each Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of MML Trust shares, or the Contracts or the operation of MML Trust or the Accounts.

8.2. Indemnification by MML Trust

8.2(a). MML Trust agrees to indemnify and hold harmless each Company and each of their respective directors/trustees and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of MassMutual) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, MML Trust’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Documents or prospectus or sales literature or other promotional material of MML Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to MassMutual or MML Trust by or on behalf of the Company for use in the registration statement or prospectus for MML Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or MML Trust shares; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the Disclosure Documents or sales literature or other promotional material for the Contracts not supplied by MassMutual or persons under its control) or wrongful conduct of MML Trust or MassMutual or persons under their control, with respect to the sale or distribution of the Contracts or MML Trust shares; or

(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of MML Trust; or

(iv)	arise as a result of any failure by MML Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

(v)	arise out of or result from any material breach of any representation and/or warranty made by MML Trust in this Agreement or arise out of or result from any other material breach of this Agreement by MML Trust; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2(b). MML Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to any party under this Agreement, whichever is applicable.

8.2(c). MML Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified MML Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify MML Trust of any such claim shall not relieve MML Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, MML Trust will be entitled to participate, at its own expense, in the defense thereof. MML Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from MML Trust to such party of MML Trust’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and MML Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). Each Company agrees promptly to notify MML Trust of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of MML Trust shares or the Contracts or the operation of MML Trust or the Accounts.

ARTICLE IX. Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934, 1940 and Advisers Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1. This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party for any reason by four (4) months’ advance written notice delivered to the other parties; or

(b)	termination by a Company by written notice to MML Trust and MassMutual with respect to any Fund based upon the Company’s determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

(c)	termination by a Company by written notice to MML Trust and MassMutual with respect to any Fund in the event any of such Fund’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by the Company; or

(d)	termination by a Company by written notice to MML Trust and MassMutual with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

(e)	termination by a Company by written notice to MML Trust and MassMutual with respect to any Fund in the event that such Fund fails to meet the diversification requirements specified in Article VI hereof; or

(f)	termination by either MML Trust or MassMutual by written notice to a Company if either one or both of MML Trust or MassMutual, respectively, shall determine, in their sole judgment exercised in good faith, the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)	termination by a Company by written notice to MML Trust and MassMutual, if the Company shall determine, in its sole judgment exercised in good faith, that either MML Trust or MassMutual has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

10.2. Notwithstanding any termination of this Agreement, MML Trust and MassMutual shall at the option of each Company, continue to make available additional shares of MML Trust pursuant to the terms and conditions of this Agreement, to the extent necessary to fund all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in MML Trust, redeem investments in MML Trust and/or invest in MML Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to: (a) any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement; or (b) any termination occurring under the conditions described in Subsections 10.1(h) or (i) above.

10.3. The provisions of Articles II (Representations and Warranties), VIII (Indemnification), IX (Applicable Law) and XII (Miscellaneous) shall survive termination of this Agreement. In addition, all other applicable provisions of this Agreement shall survive termination as long as shares of MML Trust are held on behalf of Contract owners in accordance with Section 10.2, except that MML Trust and MassMutual shall have no further obligation to make MML Trust shares available to fund Contracts issued after termination.

10.4. Each Company shall not redeem MML Trust shares attributable to the Contracts (as opposed to MML Trust shares attributable to the Company’s assets held in the Account) except as: (i) necessary to implement Contract Owner initiated or approved transactions; (ii) required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”); or (iii) necessary to effect a separate account transaction that is permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act. Upon request, the Company will promptly furnish to MML Trust and MassMutual the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to MML Trust and MassMutual) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving MML Trust or MassMutual ninety (90) days notice of its intention to do so.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to MML Series Investment Fund II:
1295 State Street
Springfield, Massachusetts 01111
Attention: Vice President and Clerk

If to the Companies:
Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111
Attention: Office of the General Counsel

ARTICLE XII. Miscellaneous

12.1. All persons dealing with MML Trust must look solely to the property of MML Trust for the enforcement of any claims against MML Trust as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of MML Trust.

12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that MassMutual may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with MassMutual, if such assignee is duly licensed and registered to perform the obligations of MassMutual under this Agreement. Each Company shall promptly notify MML Trust and MassMutual of any change in control of the Company.

12.9. Any amendments, changes or assignments of this Agreement are subject to the approval of the State of Connecticut Insurance Department.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Ann Melissa Dowling
Name:	Ann Melissa Dowling
Its:	Senior Vice President

MML SERIES INVESTMENT FUND II

By:	/s/ James S. Collins
Name:	James S. Collins
Its:	Treasurer

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ann Melissa Dowling
Name:	Ann Melissa Dowling
Its:	Senior Vice President

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ann Melissa Dowling
Name:	Ann Melissa Dowling
Its:	Senior Vice President

Schedule A

MML Series Investment Fund II

Separate Account	Date Established	LOB Separate Accounts
Massachusetts Mutual Variable Annuity Separate Account 4	July 9, 1997	VA
• MML Blend Fund
• MML Enhanced Index Core Equity Fund
• MML Equity Fund
• MML Inflation-Protected Bond Fund
• MML Managed Bond Fund
• MML Small Cap Equity Fund
• MML Small Company Opportunities Fund

C.M. Multi-Account A	August 3, 1994	VA
• MML Blend Fund
• MML Enhanced Index Core Equity Fund
• MML Equity Fund
• MML Inflation-Protected Bond Fund
• MML Managed Bond Fund
• MML Small Cap Equity Fund
• MML Small Company Opportunities Fund

Panorama Separate Account	June 23, 1981	VA
• MML Small Cap Equity Fund

Massachusetts Mutual Variable Annuity Separate Account 1	April 8, 1981	VA
• MML Blend Fund
• MML Equity Fund
• MML Managed Bond Fund
• MML Money Market Fund

Massachusetts Mutual Variable Annuity Separate Account 2	Oct. 14, 1981	VA
• MML Blend Fund
• MML Equity Fund
• MML Managed Bond Fund
• MML Money Market Fund

Massachusetts Mutual Variable Annuity Separate Account 3	Jan. 14, 1994	VA
• MML Blend Fund
• MML Equity Fund
• MML Managed Bond Fund
• MML Money Market Fund

MML Bay State Variable Annuity Separate Account 1	Jan. 14, 1994	VA
• MML Blend Fund
• MML Equity Fund
• MML Managed Bond Fund
• MML Money Market Fund

Massachusetts Mutual Variable Annuity Fund 1	April 24, 1968	VA
• MML Equity Fund

Massachusetts Mutual Variable Annuity Fund 2	May 12, 1971	VA
• MML Equity Fund

Massachusetts Mutual Variable Life Separate Account I	July 13, 1988	VL
• MML Blend Fund
• MML Enhanced Index Core Equity Fund
• MML Equity Fund
• MML Inflation-Protected Bond Fund
• MML Managed Bond Fund
• MML Money Market Fund
• MML Small Cap Equity Fund
• MML Small Company Opportunities Fund

C.M. Life Variable Life Separate Account I	Feb. 2, 1995	VL
• MML Blend Fund
• MML Enhanced Index Core Equity Fund
• MML Equity Fund
• MML Inflation-Protected Bond Fund
• MML Managed Bond Fund
• MML Money Market Fund
• MML Small Cap Equity Fund
• MML Small Company Opportunities Fund

MML Bay State Variable Life Separate Account I	June 9, 1982	VL
• MML Blend Fund
• MML Equity Fund
• MML Managed Bond Fund
• MML Money Market Fund
• MML Small Cap Equity Fund

Massachusetts Mutual Variable Life Separate Account II*	May 16, 1984	VL
• MML Blend Fund
• MML Equity Fund
• MML Managed Bond Fund
• MML Money Market Fund

MML Bay State Variable Life Separate Account II	Nov. 22, 1988	VL
• MML Money Market Fund

MassMutual Variable Life Separate Account III	Nov. 12, 1997	VL
• MML Blend Fund
• MML Equity Fund
• MML Managed Bond Fund
• MML Money Market Fund
• MML Small Cap Equity Fund

MassMutual Variable Life Separate Account V	Aug. 28, 2002	VL
• MML Blend Fund
• MML Equity Fund
• MML Managed Bond Fund
• MML Money Market Fund
• MML Small Cap Equity Fund

*	originally established under the name Mass Variable Life Separate Account I